                            FIRST AMENDMENT OF LEASE

      THIS FIRST AMENDMENT OF LEASE ("First Amendment") is made on May 9, 2003 between TRIZEC REALTY, INC., a California corporation ("Landlord"), whose address is 360 Interstate North Parkway, Suite 360, Atlanta GA 30339 and MATRIA HEALTHCARE, INC., a Delaware corporation ("Tenant"), whose address is 2161 Newmarket Parkway, Suite 233, Marietta, GA 30067.

                                    RECITALS

      This First Amendment is based upon the following recitals:

      A. Landlord and Tenant entered into a Lease dated August 29, 2002 ("Lease"), for the premises known as Suite 233 of 2161 Newmarket Parkway, Marietta, GA 30067 ("Premises").

      B. Tenant has exercised the expansion option described in Section 29 of the Lease.

      C. Landlord and Tenant desire to amend the Lease to reflect the foregoing and otherwise amend the Lease accordingly.


      THEREFORE, in consideration of the mutual covenants and agreements stated in the Lease and below, and for other sufficient consideration received and acknowledged by each party, Landlord and Tenant agree to amend the Lease as follows:

      1. RECITALS. All recitals are fully incorporated.


      2. ADDRESS - NOTICES. Landlord's address for notices as set forth in Lease shall be deleted and the following substituted therefore:

      Trizec Realty, Inc.
      360 Interstate North Parkway, Suite 360
      Atlanta, GA 30339
      Attention:  David D. Canaday, Vice President

      with a copy to:

      Trizec Realty, Inc.
      360 Interstate North Parkway, Suite 360
      Atlanta, GA 30339
      Attention:  Lease Administrator

      and if notice of default:

      Trizec Realty, Inc.
      360 Interstate North Parkway, Suite 360
      Atlanta, GA 30339
      Attention:  Regional Counsel



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
      3. PREMISES.

            A. Effective as of the "Commencement Date" (as hereinafter defined),
Section 1 of the Lease is hereby amended by replacing the description of the "Premises" in Section 1.1(e) of the Lease with the following for all purposes of the Lease from and after the Commencement Date:

      Project: Newmarket Business Park    Address: 2161 Newmarket Parkway
      Suites: 233 and 262                 City: Marietta
      Rentable square feet: 56,488        County: Cobb
      State: Georgia

            B. Exhibit A to the Lease is hereby deleted in its entirety and the space plan that is attached to this First Amendment as Exhibit A hereto is hereby inserted in lieu thereof. Exhibit A-1 to the Lease is hereby deleted in its entirety and the language "Intentionally Deleted" is inserted in lieu thereof.

            C. Effective as of the Commencement Date, Section 1 of the Lease is hereby amended by replacing the description of the "Tenant's Share" in Section 1.1(q) of the Lease with the following for all purposes of the Lease from and after the Commencement Date:

            "Tenant's Share", with respect to the calculations of Additional Rent according to Section 4.2, 51.09% (.5109)."

            D. For the purposes hereof, the Commencement Date means the date that is the earlier of: (1) July 1, 2003; or (2) the day that Landlord tenders the Premises to Tenant with Landlord's Work substantially complete or that date that Landlord would have tendered possession of the Premises but for Tenant Delay. If Landlord fails to tender possession of the Premises to Tenant by the Scheduled Commencement Date due to Tenant Delay or Force Majeure, Landlord will not be in default of this Lease

      4. RENT and ADDITIONAL RENT.

            A. Effective as of the Commencement Date, Section 1 of the Lease is hereby amended by replacing the description of the "Rent" in Section 1.1(i) of the Lease with the following for all purposes of the Lease from and after the Commencement Date:

                                Annual Base Rent
                                  Per Rentable        Annual
           Term                 Square Foot Rent    Base Rent    Monthly Base
12/01/02 - the day preceding       $10.00          $466,110.00    $38,842.50
   the Commencement Date

Commencement Date - 04/30/04       $10.00          $564,880.00    $47,073.33
     05/01/04 - 04/30/05           $10.30          $581,826.40    $48,485.53
     05/01/05 - 04/30/06           $10.61          $599,337.68    $49,944.81
     05/01/06 - 04/30/07           $10.93          $617,413.84    $51,451.15
     05/01/07 - 04/30/08           $11.26          $636,054.88    $53,004.57

            B. Tenant shall continue to pay as Additional Rent its pro-rata share (as modified above, effective as of the Commencement Date) of tax and insurance escalation expenses as described in Paragraph 4.2 of the Lease, to the extent such share exceeds such expenses for the calendar year ending December 31, 2002.

            C. Common Area Maintenance Expense shall continue to be payable by Tenant at the rate of $0.83 per square foot of Premises per year and shall be payable in equal monthly payments along with Tenant's monthly Rent during the Term. Tenant also shall continue to pay for all of its own utilities and services pursuant to Paragraph 7 of the Lease.



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      5. DELIVERY OF AND IMPROVEMENTS TO THE PREMISES. Prior to the Commencement
Date, Landlord shall perform the "Landlord's Work" described on the Work Letter attached hereto as Exhibit B to this First Amendment and made a part hereof, all according to the terms and conditions of said Work Letter.

      6. BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except TrizecHahn Colony Square GP LLC and The Eidson Group ("Brokers"). Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers arising from or related to this transaction. Pursuant to Georgia Real Estate Commission Regulation 520-1-108, TrizecHahn Colony Square GP LLC hereby discloses the following concerning this lease transaction: (1) TrizecHahn Colony Square GP LLC represents Landlord and not Tenant; (2) The Eidson Group represents Tenant and not Landlord; and (3) both TrizecHahn Colony Square GP LLC and The Eidson Group shall receive their entire compensation from Landlord. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents (other than the Brokers) claiming through the other party.

      7. CONFLICTING PROVISIONS. If any provisions of this First Amendment conflict with any of those of the Lease, then the provisions of this First Amendment shall govern.

      8. REMAINING LEASE PROVISIONS. Except as stated in this First Amendment, all other viable and applicable provisions of the Lease shall remain unchanged and continue in full force and effect throughout the Lease Term.

      9. BINDING EFFECT. Landlord and Tenant ratify and confirm the Lease and agree that this First Amendment shall bind and inure to the benefit of the parties, and their respective successors, assigns and representatives as of the date first stated.





                     --signatures appear on following page--



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      AFFIRMING THE ABOVE, the parties have executed this FIRST AMENDMENT OF
LEASE on the date first stated.

WITNESSES                         LANDLORD:
                                  TRIZEC REALTY, INC., a California corporation


 /s/                              BY: /s/ Robert R. Stubbs
-------------------------             ---------------------------------
                                          Robert R. Stubbs
                                          Assistant Secretary


 /s/                              BY: /s/ Stephen E. Budorick
-------------------------             ---------------------------------
                                          Stephen E. Budorick
                                          Vice President

                                  TENANT:
                                  MATRIA HEALTCARE, INC., a Delaware corporation


 /s/                              BY: /s/ Parker H. Petit
-------------------------             ---------------------------------
                                  ITS: Chairman and CEO




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